Exhibit 10.4

FORM OF ASSET REPRESENTATIONS REVIEW AGREEMENT

among

EXETER AUTOMOBILE RECEIVABLES TRUST 2024-5,
Issuer,

EXETER FINANCE LLC,
Servicer,

and

CLAYTON FIXED INCOME SERVICES LLC,
Asset Representations Reviewer

Dated as of September 9, 2024

TABLE OF CONTENTS

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TABLE OF CONTENTS
(continued)
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SCHEDULES

Schedule A	Representations and Warranties and Procedures to be Performed

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This ASSET REPRESENTATIONS REVIEW AGREEMENT is made and entered into as of September 9, 2024 (this “Agreement”), among EXETER AUTOMOBILE RECEIVABLES TRUST 2024-5, a Delaware statutory trust (the “Issuer”), EXETER FINANCE LLC, a Delaware limited liability company (“Exeter”), in its capacity as servicer (in such capacity, the “Servicer”), and CLAYTON FIXED INCOME SERVICES LLC, a Delaware limited liability company (the “Asset Representations Reviewer”).

WHEREAS, in the regular course of its business, Exeter purchases retail installment sale contracts and auto loan agreements secured by new and used automobiles, light-duty trucks, vans, minivans and utility vehicles from motor vehicle dealers and direct lenders.

WHEREAS, in connection with a securitization transaction sponsored by Exeter, Exeter sold a pool of receivables to EFCAR, LLC (the “Seller”) which, in turn, sold those receivables (the “Receivables”) to the Issuer which, in turn, sold the Receivables to the Holding Trust (as defined below).

WHEREAS, the Holding Trust has granted a security interest in the Receivables to the Indenture Trustee, for the benefit of the Issuer Secured Parties, pursuant to the Indenture.

WHEREAS, the Issuer has determined to engage the Asset Representations Reviewer to perform, in certain circumstances, reviews of the Receivables for compliance with the representations and warranties made by Exeter and the Seller about the Receivables.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows.

ARTICLE I
DEFINITIONS

Section 1.1.  Definitions.  Capitalized terms that are used but are not otherwise defined in this Agreement have the meanings assigned to them in the Sale and Servicing Agreement, dated as of September 9, 2024 (the “Sale and Servicing Agreement”), by and among the Issuer, Exeter Holdings Trust 2024-5, a Delaware statutory trust (the “Holding Trust”) the Seller, the Servicer and Citibank, N.A., a national banking association, as indenture trustee (in such capacity, the “Indenture Trustee”).

Section 1.2.  Additional Definitions.  The following terms have the meanings given below:“Annual Fee” has the meaning stated in Section 4.3(a).

“Annual Period” has the meaning stated in Section 4.3(e).

“Asset Review” means the performance by the Asset Representations Reviewer of the testing procedures for each Test and each Asset Review Receivable in accordance with Section 3.4.

“Asset Review Demand Date” means, for an Asset Review, the date when each of (a) the Delinquency Trigger has occurred and (b) the required percentage of Noteholders has voted to direct an Asset Review under Section 7.2(f) of the Indenture.

“Asset Review Fee” has the meaning assigned to such term in Section 4.3(b).

“Asset Review Materials” means, with respect to an Asset Review and an Asset Review Receivable, the documents and other materials for each Test listed under “Documents” in Schedule A.

“Asset Review Notice” means the notice from the Indenture Trustee (acting at the direction of the required percentage of Noteholders under Section 7.2(f) of the Indenture) to the Asset Representations Reviewer and the Servicer directing the Asset Representations Reviewer to perform a Review.

“Asset Review Receivables” means, with respect to any Asset Review, all Delinquent Receivables as of the last day of the Collection Period before the Asset Review Demand Date stated in the related Asset Review Notice.

“Asset Review Report” means, with respect to any Asset Review, the report of the Asset Representations Reviewer prepared in accordance with Section 3.5.

“Confidential Information” has the meaning assigned to such term in Section 4.8(a).

“Eligible Asset Representations Reviewer” means a Person that is not (a) an Affiliate of Exeter, the Seller, the Servicer, the Indenture Trustee, the Owner Trustee or any of their Affiliates and (b) the same Person or an Affiliate of any Person hired by Exeter or any Underwriter to perform any due diligence work to be performed on the Receivables prior to the Closing Date.

“Test” has the meaning assigned to such term in Section 3.4(a).

“Test Complete” has the meaning assigned to such term in Section 3.4(c).

“Test Fail” has the meaning assigned to such term in Section 3.4(a).

“Test Pass” has the meaning assigned to such term in Section 3.4(a).

ARTICLE II
ENGAGEMENT OF ASSET REPRESENTATIONS REVIEWER

Section 2.1.  Engagement; Acceptance.  The Issuer hereby engages Clayton Fixed Income Services LLC to act as the Asset Representations Reviewer for the Issuer.  Clayton Fixed Income Services LLC accepts the engagement and agrees to perform the obligations of the Asset Representations Reviewer on the terms stated in this Agreement.

Section 2.2.  Confirmation of Status.  The parties confirm that the Asset Representations Reviewer is not responsible for (a) reviewing the Asset Review Receivables for compliance with the representations and warranties under the Basic Documents, except as described in this Agreement, or (b) determining whether noncompliance with the representations or warranties constitutes a breach of the Basic Documents.

ARTICLE III
ASSET REPRESENTATIONS REVIEW PROCESS

Section 3.1.  Asset Review Notices.  Upon receipt of an Asset Review Notice from the Indenture Trustee in the manner set forth in Section 7.2(f) of the Indenture and receipt of the list of the related Asset Review Receivables in the matter set forth in Section 3.2 below, the Asset Representations Reviewer will start an Asset Review.  The Asset Representation Reviewer will have no obligation to start an Asset Review unless and until an Asset Review Notice is received.

Section 3.2.  Identification of Asset Review Receivables.  Within ten (10) Business Days after delivery of the Asset Review Notice to the Asset Representations Reviewer, the Servicer will deliver to the Asset Representations Reviewer and the Indenture Trustee a list of the related Asset Review Receivables.

Section 3.3.  Asset Review Materials.

(a)            Access to Asset Review Materials.  The Servicer will give the Asset Representations Reviewer access to the Asset Review Materials for all of the Asset Review Receivables within sixty (60) days of receipt of the Asset Review Notice in one or more of the following ways, to be determined in the sole discretion of the Servicer: (i) by providing access to the Servicer’s receivables systems, either remotely or at one of the properties of the Servicer; (ii) by electronic posting to a password-protected website to which the Asset Representations Reviewer has access; (iii) by providing originals or photocopies at one of the properties of the Servicer where the Asset Receivable Files are located; or (iv) in another manner agreed to by the Servicer and the Asset Representations Reviewer.  The Servicer may redact or remove Non-Public Personal Information (as defined in Section 4.8) from the Asset Review Materials so long as such redaction or removal does not change the meaning or usefulness of the Asset Review Materials for purposes of the Asset Review.

(b)            Missing or Insufficient Asset Review Materials.  The Asset Representations Reviewer will review the Asset Review Materials to determine if any of the Asset Review Materials are missing or insufficient for the Asset Representations Reviewer to perform any Test.  If the Asset Representations Reviewer determines that there are missing or insufficient Asset Review Materials, the Asset Representations Reviewer will notify the Servicer promptly, and in any event no less than twenty (20) days before completing the Asset Review, and the Servicer will have fifteen (15) Business Days to give the Asset Representations Reviewer access to such missing Asset Review Materials or other documents or information to correct the insufficiency.  If the missing or insufficient Asset Review Materials have not been provided by the Servicer within such fifteen (15) day period, the parties agree that the Asset Review Receivable for which complete or sufficient Asset Review Materials were not available will have a Test Fail for the related Test(s) and the Test(s) will be considered completed and the Asset Review Report will indicate the reason for the Test Fail.

Section 3.4.  Performance of Asset Reviews.

(a)            Test Procedures.  For an Asset Review, the Asset Representations Reviewer will perform for each Asset Review Receivable the procedures listed under “Procedures to be Performed” in Schedule A for each representation and warranty (each, a “Test”), using the Asset Review Materials listed for each such Test in Schedule A.  For each Test and Asset Review Receivable, the Asset Representations Reviewer will determine if the Test has been satisfied (a “Test Pass”) or if the Test has not been satisfied (a “Test Fail”).

(b)            Asset Review Period.  The Asset Representations Reviewer will complete the Asset Review of all of the Asset Review Receivables within sixty (60) days of receiving access to the Asset Review Materials under Section 3.3 (a).  However, if additional Asset Review Materials are provided to the Asset Representations Reviewer in accordance with Section 3.3(b), the Asset Review period in respect of the related Asset Review Receivables will be extended for an additional thirty (30) days.

(c)            Completion of Asset Review for Certain Asset Review Receivables.  Following the delivery of the list of the Asset Review Receivables and before the delivery of the Asset Review Report by the Asset Representations Reviewer, the Servicer may notify the Asset Representations Reviewer if an Asset Review Receivable is paid in full by the related Obligor, substituted by the Servicer or purchased from the Holding Trust by Exeter, the Seller or the Servicer in accordance with the Basic Documents.  On receipt of any such notice, the Asset Representations Reviewer will immediately terminate all Tests of the related Asset Review Receivables and the Asset Review of such Asset Review Receivables will be considered complete (a “Test Complete”).  In this case, the Asset Review Report will indicate a Test Complete for the related Asset Review Receivables and the related reason.

(d)            Previously Reviewed Receivable; Duplicative Tests.  If any Asset Review Receivable was included in a prior Asset Review, the Asset Representations Reviewer will not perform any Tests on it, but will include the results of the previous Tests in the Asset Review Report for the current Asset Review.  If the same Test is required for more than one representation and warranty, the Asset Representations Reviewer will only perform the Test once for each Asset Review Receivable, but will report the results of the Test for each applicable representation and warranty on the Asset Review Report.

(e)            Termination of Asset Review.  If an Asset Review is in process and the Notes will be paid in full on the next Distribution Date, the Servicer will notify the Asset Representations Reviewer and the Indenture Trustee no less than ten (10) days before that Distribution Date.  On receipt of the notice, the Asset Representations Reviewer will terminate the Asset Review immediately and will have no obligation to deliver an Asset Review Report.

Section 3.5.  Asset Review Reports.  Within five (5) days of the end of the applicable Asset Review period under Section 3.4(b), the Asset Representations Reviewer will deliver to the Issuer, the Servicer and the Indenture Trustee an Asset Review Report indicating for each Asset Review Receivable whether there was a Test Pass or a Test Fail for each Test, or whether the Asset Review Receivable was a Test Complete, and, for a Test Fail or a Test Complete, the related reason.  The Asset Review Report will contain a summary of the Asset Review results to be included in the Issuer’s Form 10-D report for the Collection Period in which the Asset Review Report is received.  The Asset Representations Reviewer will ensure that the Asset Review Report does not contain any Non-Public Personal Information.  On reasonable request of the Servicer or the Issuer (or the Servicer on behalf of the Issuer), the Asset Representations Reviewer will provide additional details on the Test results.

Section 3.6.  Asset Review Representatives.

(a)            Servicer Representative.  The Servicer will designate one or more representatives who will be available to assist the Asset Representations Reviewer in performing the Asset Review, including responding to requests and answering questions from the Asset Representations Reviewer about access to Asset Review Materials on the Servicer’s receivables systems, obtaining missing or insufficient Asset Review Materials and/or providing clarification of any Asset Review Materials or Tests.

(b)            Asset Representations Reviewer Representative.  The Asset Representations Reviewer will designate one or more representatives who will be available to the Issuer and the Servicer during the performance of an Asset Review.

(c)            Questions About Asset Review.  The Asset Representations Reviewer will make appropriate personnel available to respond in writing to written questions or requests for clarification of any Asset Review Report from the Indenture Trustee or the Servicer until the earlier of (i) the payment in full of the Notes and (ii) two years after the delivery of the Asset Review Report.  The Asset Representations Reviewer will have no obligation to respond to questions or requests for clarification from Noteholders or any other Person and will direct such Persons to submit written questions or requests to the Indenture Trustee.

Section 3.7.  Dispute Resolution.  If an Asset Review Receivable that was reviewed by the Asset Representations Reviewer is the subject of a dispute resolution proceeding under Section 3.4 of the Sale and Servicing Agreement, the Asset Representations Reviewer will participate in the dispute resolution proceeding on request of a party to the proceeding.  The reasonable out-of-pocket expenses of the Asset Representations Reviewer for its participation in any dispute resolution proceeding will be considered expenses of the requesting party for the dispute resolution and will be paid by a party to the dispute resolution in accordance with Section 3.4 of the Sale and Servicing Agreement.  If not paid by a party to the dispute resolution, the expenses will be reimbursed by the Issuer according to Section 4.3(d) of this Agreement.

Section 3.8.  Limitations on Asset Review Obligations.

(a)            Asset Review Process Limitations.  The Asset Representations Reviewer will have no obligation:

(i)            to determine whether a Delinquency Trigger has occurred or whether the required percentage of Noteholders has voted to direct a Asset Review under the Indenture;

(ii)            to determine which Receivables are subject to an Asset Review;

(iii)            to obtain or confirm the validity of the Asset Review Materials;

(iv)            to obtain missing or insufficient Asset Review Materials from any party or any other source;

(v)            to take any action or cause any other party to take any action under any of the Basic Documents or otherwise to enforce any remedies against any Person for breaches of representations or warranties about the Asset Review Receivables; or

(vi)            to establish cause, materiality or recourse for any failed Test as described in Section 3.4.

(b)            Testing Procedure Limitations.  The Asset Representations Reviewer will only be required to perform the testing procedures listed under “Procedures to be Performed” in Schedule A, and will, other than as specified in this Agreement, have no obligation to perform additional procedures on any Asset Review Receivable or to provide any information other than an Asset Review Report indicating for each Asset Review Receivable whether there was a Test Pass or a Test Fail for each Test, or whether the Asset Review Receivable was a Test Complete and the related reason.  However, the Asset Representations Reviewer may, in its discretion, (i) provide additional information about any Asset Review Receivable that it determines in good faith to be material to the Asset Review and (ii) perform other tests that it deems reasonable and appropriate in determining whether the Asset Review Receivables were in compliance with the representations and warranties made by Exeter or the Seller about the Asset Review Receivables in the Basic Documents as of the Cutoff Date or Closing Date, as applicable.

ARTICLE IV
ASSET REPRESENTATIONS REVIEWER

Section 4.1.  Representations and Warranties.

(a)            Representations and Warranties.  The Asset Representations Reviewer represents and warrants to the Issuer as of the date of this Agreement:

(i)            Organization and Qualification.  The Asset Representations Reviewer is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware.  The Asset Representations Reviewer is qualified as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires the qualification, license or approval, unless the failure to obtain the qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under this Agreement.

(ii)            Power, Authority and Enforceability.  The Asset Representations Reviewer has the power and authority to execute, deliver and perform its obligations under this Agreement.  The Asset Representations Reviewer has authorized the execution, delivery and performance of this Agreement.  This Agreement is the legal, valid and binding obligation of the Asset Representations Reviewer enforceable against the Asset Representations Reviewer, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles.

(iii)            No Conflicts and No Violation.  The completion of the transactions contemplated by this Agreement and the performance of the Asset Representations Reviewer’s obligations under this Agreement will not (A) conflict with, or be a breach or default under, any indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument under which the Asset Representations Reviewer is a party, (B) result in the creation or imposition of any Lien on any of the assets of the Asset Representations Reviewer under the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument, (C) violate the organizational documents of the Asset Representations Reviewer or (D) violate any law or, to the Asset Representations Reviewer’s knowledge, any order, rule or regulation that applies to the Asset Representations Reviewer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Asset Representations Reviewer, in each case, which conflict, breach, default, Lien or violation would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under this Agreement.

(iv)            No Proceedings.  To the Asset Representations Reviewer’s knowledge, there are no proceedings or investigations pending or threatened in writing before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Asset Representations Reviewer or its properties: (A) asserting the invalidity of this Agreement, (B) seeking to prevent the completion of any of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under, or the validity or enforceability of, this Agreement.

(v)            Eligibility.  The Asset Representations Reviewer is an Eligible Asset Representations Reviewer.

(b)            Notice of Breach.  (i) On discovery by the Asset Representations Reviewer, the Issuer or the Servicer or (ii) upon receipt of written notice by or actual knowledge of a Responsible Officer of the Indenture Trustee, in each case, of a material breach of any of the representations and warranties in Section 4.1(a), the party discovering or receiving written notice or having actual knowledge such breach will give prompt notice to the other parties.

Section 4.2.  Covenants.  The Asset Representations Reviewer covenants and agrees that:

(a)   Eligibility.  It will notify the Issuer and the Servicer promptly if it is not, or on the occurrence of any action that would result in it not being, an Eligible Asset Representations Reviewer.

(b)            Review Systems.  It will maintain business process management and/or other systems necessary to ensure that it can perform each Test and, on execution of this Agreement, will load each Test into these systems.  The Asset Representations Reviewer will ensure that these systems allow for each Asset Review Receivable and the related Asset Review Materials to be individually tracked and stored as contemplated by this Agreement.

(c)            Personnel.  It will maintain adequate staff that is properly trained to conduct Asset Reviews as required by this Agreement.

(d)            Changes to Personnel.  It will promptly notify Servicer in the event that it undergoes significant management or staffing changes which would negatively impact its ability to fulfill its obligations under this Agreement.

(e)            Maintenance of Asset Review Materials.  It will maintain copies of any Asset Review Materials, Asset Review Reports and other documents relating to an Asset Review, including internal correspondence and work papers, for a period of two years after the termination of this Agreement.

(f)            Compliance with Applicable Law.  The Asset Representations Reviewer will act in accordance with all requirements applicable to an asset representations reviewer under applicable law (as amended from time to time) and other state or federal securities law applicable to asset representations reviewers in effect during the term of this Agreement.

Section 4.3.  Fees and Expenses.

(a)            Annual Fee.  As compensation for its services hereunder, the Asset Representations Reviewer shall be entitled to receive an annual fee (the “Annual Fee”) with respect to each annual period prior to earlier of the termination of this Agreement and the termination of the Issuer, in an amount equal to $5,000.

(b)            Asset Review Fee.  Following the completion of an Asset Review and the delivery of the related Asset Review Report, pursuant to Section 3.5 or the termination of an Asset Review according to Section 3.4(e), and the delivery to the Issuer, the Indenture Trustee and the Servicer of a detailed invoice in respect thereof, the Asset Representations Reviewer will be entitled to a fee of $200 for each Asset Review Receivable for which the Asset Review was started (the “Asset Review Fee”).  However, no Asset Review Fee will be charged for any Asset Review Receivable which was included in a prior Asset Review or for which no Tests were completed prior to the Asset Representations Reviewer being notified of a termination of the Asset Review according to Section 3.4(e).

(c)            Reimbursement of Travel Expenses.  If the Servicer provides access to the Asset Review Materials at one of its properties, the Issuer will reimburse the Asset Representations Reviewer for its reasonable travel expenses incurred (i) in connection with the related Asset Review and (ii) in accordance with the Servicer’s then-current travel expense policy.  As a condition to reimbursement for any such expenses, the Asset Representations Reviewer shall deliver to the Issuer, the Indenture Trustee and the Servicer a detailed invoice in respect of such expenses, including supporting documentation or other evidence of compliance, where applicable, with such travel expense policy.  From time to time, and upon reasonable request therefor, the Servicer agrees to make available to the Asset Representations Reviewer a copy of its then-current travel expense policy.

(d)            Dispute Resolution Expenses.  If the Asset Representations Reviewer participates in a dispute resolution proceeding under Section 3.7 and its reasonable out-of-pocket expenses it incurs in participating in the proceeding are not paid by a party to the dispute resolution within ninety (90) days of the end of the proceeding, the Issuer will reimburse the Asset Representations Reviewer for such expenses, following the delivery to the Issuer, the Indenture Trustee and the Servicer of a detailed invoice in respect thereof.

(e)            Method of Payment.  The initial Annual Fee will become due and payable by the Issuer within thirty (30) days of receipt by the Issuer of an invoice in respect thereof.  Each other Annual Fee, and the amount of any properly invoiced fees, expenses or claims (including any Asset Review Fee) to be reimbursed or paid pursuant to the terms of this Agreement, will become due and payable by the Issuer on the next Distribution Date occurring at least five (5) Business Days after receipt by the Issuer of the related invoice from the Asset Representations Reviewer, in each case in accordance with the priority of payments set forth in Section 5.7 of the Sale and Servicing Agreement; provided that, (i) Annual Fees (other than the initial Annual Fee) will not become payable by the Issuer prior to the Distribution Date immediately following the end of each annual period occurring on the anniversary of the Closing Date (each such period, an “Annual Period”), and (ii) the Asset Representations Reviewer must submit its invoice for any outstanding fees, expenses or claims not later than ten (10) Business Days before the final Distribution Date.  The Servicer shall provide notice to the Asset Representations Reviewer of the final Payment Date at least fifteen (15) Business Days prior to such Payment Date.  In the event that any such properly invoiced fees, expenses or claims are not paid or reimbursed in full by the Issuer within ninety (90) days after receipt by the Issuer, the Servicer and the Indenture Trustee of a detailed invoice in respect thereof, the Servicer shall promptly pay the Asset Representations Reviewer for any such unpaid amounts.  If, subsequent to any such payment by the Servicer to the Asset Representations Reviewer described in the immediately preceding sentence, the Asset Representations Reviewer receives payment or reimbursement in respect of the related fee, expense or claim, in part or in full, from the Issuer, then the Asset Representations Reviewer shall promptly refund the Servicer for the amount of such payment or reimbursement received from the Issuer on such subsequent date.

Section 4.4.  Limitation on Liability.  The Asset Representations Reviewer will not be liable to any person for any action taken, or not taken, in good faith under this Agreement or for errors in judgment.  However, the Asset Representations Reviewer will be liable for its willful misconduct, bad faith or negligence in performing its obligations under this Agreement.  In no event shall either party be liable to the other party for any special, indirect or consequential losses or damages (including lost profit).

Section 4.5.  Indemnification.

(a)            Indemnification by Asset Representations Reviewer.  The Asset Representations Reviewer will indemnify each of the Issuer, the Holding Trust, the Seller, the Servicer, the Owner Trustee and the Indenture Trustee and their respective directors, officers, employees and agents for all costs, expenses, losses, damages and liabilities (including, but not limited to, reasonable legal fees, costs and expenses, and including any such reasonable fees, costs and expenses incurred in connection with any enforcement (including any action, claim or suit brought by such indemnified parties) of any indemnification or other obligation of the Asset Representations Reviewer) resulting from (a) the willful misconduct, fraud, bad faith or negligence of the Asset Representations Reviewer in performing its obligations under this Agreement, (b) the Asset Representations Reviewer’s breach of any of its representations or warranties or other obligations under this Agreement, (c) its breach of confidentiality obligations or (d) any third party intellectual property claim.  The Asset Representations Reviewer’s obligations under this Section 4.5 will survive the termination of this Agreement, the termination of the Issuer, the termination of the Holding Trust and the resignation or removal of the Asset Representations Reviewer.

(b)            Indemnification of Asset Representations Reviewer.  The Issuer will indemnify the Asset Representations Reviewer and its officers, directors, employees and agents (each, an “Indemnified Person”), for all costs, expenses, losses, damages and liabilities resulting from the performance of its obligations under this Agreement (including the fees and expenses of defending itself against any loss, damage or liability), but excluding any fee, expense, loss, damage or liability resulting from (i) the Asset Representations Reviewer’s willful misconduct, bad faith or negligence or (ii) the Asset Representations Reviewer’s breach of any of its representations or warranties in this Agreement. To the extent that such indemnities owed to the Asset Representations Reviewer are not paid by the Issuer within ninety (90) days after receipt by the Issuer, the Servicer and the Indenture Trustee of a detailed invoice in respect thereof, the Servicer shall promptly pay the Asset Representations Reviewer for any such unpaid amounts.  If, subsequent to any such payment by the Servicer to the Asset Representations Reviewer described in the immediately preceding sentence, the Asset Representations Reviewer receives payment or reimbursement in respect of the related amount, in part or in full, from the Issuer, then the Asset Representations Reviewer shall promptly refund the Servicer for the amount of such payment received from the Issuer on such subsequent date.  The Issuer’s and the Servicer’s obligations under this Section 4.5(b) will survive the termination of this Agreement.

(c)            Proceedings.  Promptly on receipt by an Indemnified Person of notice of a proceeding against it, the Indemnified Person will, if a claim is to be made under Section 4.5(b), notify the Issuer and the Servicer of such proceeding.  The Issuer and the Servicer may participate in and assume the defense and settlement of a proceeding at its expense.  If the Issuer or the Servicer notifies the Indemnified Person of its intention to assume the defense of a proceeding with counsel reasonably satisfactory to the Indemnified Person, and so long as the Issuer or the Servicer assumes the defense of the proceeding in a manner reasonably satisfactory to the Indemnified Person, the Issuer and the Servicer will not be liable for fees and expenses of counsel to the Indemnified Person unless there is a conflict between the interests of the Issuer or the Servicer, as applicable, and an Indemnified Person.  If there is a conflict, the Issuer or the Servicer will pay for the reasonable fees and expenses of separate counsel to the Indemnified Person.  No settlement of a proceeding may be made without the approval of the Issuer and the Servicer and the Indemnified Person, which approval will not be unreasonably withheld, conditioned or delayed.

(d)            Repayment.  If the Issuer or the Servicer makes any payment under this Section 4.5 and the Indemnified Person later collects any of the amounts for which the payments were made to it from others, the Indemnified Person will promptly repay the amounts to the Issuer or the Servicer, as applicable.

Section 4.6.  Right to Audit.  During the term of this Agreement and not more than once per year (unless circumstances warrant additional audits as described below), Servicer may audit the Asset Representations Reviewer’s policies, procedures and records that relate to the performance of the Asset Representation Reviewer under this Agreement to ensure compliance with this Agreement upon at least ten (10) Business Days’ notice.  Notwithstanding the foregoing, the parties agree that Servicer may conduct an audit at any time, in the event of (i) audits required by Servicer’s governmental or regulatory authorities, (ii) investigations of claims of misappropriation, fraud, or business irregularities of a potentially criminal nature, or (iii) Servicer reasonably believes that an audit is necessary to address a material operational problem or issue that poses a threat to Servicer’s business.

Section 4.7.  Delegation of Obligations.  The Asset Representations Reviewer may not delegate or subcontract its obligations under this Agreement to any Person without the written consent of the Issuer and the Servicer.

Section 4.8.  Confidential Information.

(a)            Definitions.

(i)            In performing its obligations pursuant to this Agreement, the parties may have access to and receive disclosure of certain Confidential Information about or belonging to the other, including but not limited to marketing philosophy, strategies (including tax mitigation strategies), techniques, and objectives; advertising and promotional copy; competitive advantages and disadvantages; financial results; technological developments; loan evaluation programs; customer lists; account information, profiles, demographics and Non-Public Personal Information (defined below); credit scoring criteria, formulas and programs; research and development efforts; any investor, financial, commercial, technical or scientific information (including, but not limited to, patents, copyrights, trademarks, service marks, trade names and dress, and applications relating to same, trade secrets, software, code, inventions, know-how and similar information) and any and all other business information (hereinafter “Confidential Information”).

(ii)            “Non-Public Personal Information” shall include all Personally Identifiable Financial Information in any list, description or other grouping of consumers/customers, and publicly available information pertaining to them, that is derived using any Personally Identifiable Financial Information that is not publicly available, and shall further include all Non-Public Personal Information as defined by Federal regulations implementing the Gramm-Leach-Bliley Act, as amended from time to time, and any state statues or regulations governing this agreement.

(iii)            “Personally Identifiable Financial Information” means any information a consumer provides to a party in order to obtain a financial product or service, any information a party otherwise obtains about a consumer in connection with providing a financial product or service to that consumer, and any information about a consumer resulting from any transaction involving a financial product or service between a party and a consumer.  Personally Identifiable Financial Information may include, without limitation, a consumer’s first and last name, physical address, zip code, e-mail address, phone number, Social Security number, birth date, account number and any information that identifies, or when tied to the above information may identify, a consumer.

(b)            Use of Confidential Information.  The parties agree that during the term of this Agreement and thereafter, Confidential Information is to be used solely in connection with satisfying their obligations pursuant to this Agreement, and that a party shall neither disclose Confidential Information to any third party, nor use Confidential Information for its own benefit, except as may be necessary to perform its obligations pursuant to this Agreement or as expressly authorized in writing by the other party, as the case may be.

Neither party shall disclose any Confidential Information to any other persons or entities, except on a “need to know” basis and then only: (i) to their own employees and Agents (as defined below); (ii) to their own accountants and legal representatives, provided that any such representatives shall be subject to subsection (d) below; (iii) to their own affiliates, provided that such affiliates shall be restricted in use and redisclosure of the Confidential Information to the same extent as the parties hereto.  “Agents”, for purposes of this Section, mean each of the parties’ advisors, directors, officers, employees, contractors, consultants affiliated entities (i.e., an entity controlling, controlled by, or under common control with a party), or other agents.  If and to the extent any Agent of the recipient receive Confidential Information, such recipient party shall be responsible for such Agent’s full compliance with the terms and conditions of this Agreement and shall be liable for any such Agent’s non-compliance.

(c)            Compelled Disclosure.  If a subpoena or other legal process seeking Confidential Information is served upon either party, such party will, to the extent not prohibited by law, rule or order, notify the other immediately and, to the maximum extent practicable prior to disclosure of any Confidential Information, will, at the other’s request and reasonable expense, cooperate in any lawful effort to contest the legal validity of such subpoena or other legal process.  The restrictions set forth herein shall apply during the term and after the termination of this Agreement.  All Confidential Information furnished to the Asset Representations Reviewer or Servicer, as the case may be, or to which the Asset Representations Reviewer or Servicer gains access in connection with this Agreement, is the respective exclusive property of the disclosing party.

(d)            Use by Agents, Employees, Subcontractors.  The parties shall take reasonable measures to prevent its Agents, employees and subcontractors from using or disclosing any Confidential Information, except as may be necessary for each party to perform its obligations pursuant to this Agreement.  Such measures shall include, but not be limited to, (i) education of such Agents, employees and subcontractors as to the confidential nature of the Confidential Information; and (ii) securing a written acknowledgment and agreement from such Agents, employees and subcontractors that the Confidential Information shall be handled only in accordance with provisions no less restrictive than those contained in this Agreement.  This provision shall survive termination of this Agreement.

(e)            Remedies.  The parties agree and acknowledge that in order to prevent the unauthorized use or disclosure of Confidential Information, it may be necessary for a party to seek injunctive or other equitable relief, and that money damages may not constitute adequate relief, standing alone, in the event of actual or threatened disclosure of Confidential Information.  In addition, the harmed party shall be entitled to all other remedies available at law or equity including injunctive relief.

(f)            Exceptions.  Confidential Information shall not include, and this Agreement imposes no obligations with respect to, information that:

(i)            is or becomes part of the public domain other than by disclosure by a Party or its Agents in violation of this Agreement;

(ii)            was disclosed to a Party prior to the Effective Date without a duty of confidentiality;

(iii)            is independently developed by a Party outside of this Agreement and without reference to or reliance on any Confidential Information of the other Party; or

(iv)            was obtained from a third party not known after reasonable inquiry to be under a duty of confidentiality.

The foregoing exceptions shall not apply to any Non-Public Personal Information or Personally Identifiable Financial Information, which shall remain confidential in all circumstances, except as required or permitted to be disclosed by applicable law, statute, or regulation.

(g)            Return of Confidential Information.  Subject to Section 4.2(e) of this Agreement, upon the request of a party, the other party shall return all Confidential Information to the other; provided, however, (a) each party shall be permitted to retain copies of the other party’s Confidential Information solely for archival, audit, disaster recovery, legal and/or regulatory purposes, and (b) neither party will be required to search archived electronic back-up files of its computer systems for the other party’s Confidential Information in order to purge the other party’s Confidential Information from its archived files; provided further, that any Confidential Information so retained will (i) remain subject to the obligations and restrictions contained in this Agreement, (ii) will be maintained in accordance with the retaining party’s document retention policies and procedures, and (iii) the retaining party will not use the retained Confidential Information for any other purpose.

Section 4.9.  Security and Safeguarding Information.

(a)            Confidential Information that contains Non-Public Personal Information about customers is subject to the protections created by the Gramm-Leach-Bliley Act of 1999 (the “Act”) and under the standards for safeguarding Confidential Information, 16 CFR Part 314 (2002) adopted by Federal Trade Commission (“FTC”) (the “Safeguards Rule”).  Additionally, state specific laws may regulate how certain confidential or personal information is safeguarded.  The parties agree with respect to the Non-Public Personal Information to take all appropriate measures in accordance with the Act, and any state specific laws, as are necessary to protect the security of the Non-Public Personal Information and to specifically assure there is no disclosure of the Non-Public Personal Information other than as authorized under the Act, and any state specific laws, and this Agreement.

With respect to Confidential Information, including Non-Public Personal Information and Personally Identifiable Financial Information as applicable, each of the parties agrees that:

(i)            It will use commercially reasonable efforts to safeguard and protect the confidentiality of any Confidential Information and agrees, warrants, and represents that it has or will implement and maintain appropriate safeguards designed to safeguard and protect the confidentiality of any Confidential Information.

(ii)            It will not disclose or use Confidential Information provided except for the purposes as set in the Agreement, including as permitted under the Act and its implementing regulations, or other applicable law.

(iii)            It acknowledges that the providing party is required by the Safeguards Rule to take reasonable steps to assure itself that its service providers maintain sufficient procedures to detect and respond to security breaches, and maintain reasonable procedures to discover and respond to widely-known security failures by its service providers.  It agrees to furnish to the providing party that appropriate documentation to provide such assurance.

(iv)            It understands that the FTC may, from time to time, issue amendments to and interpretations of its regulations implementing the provisions of the Act, and that pursuant to its regulations, either or both of the parties hereto may be required to modify their policies and procedures regarding the collection, use, protection, and/or dissemination of Non-Public Personal Information.  Additionally, states may issue amendments to and interpretations of existing regulations, or may issue new regulations, which both of the parties hereto may be required to modify their policies and procedures.  To the extent such regulations are so amended or interpreted, each party hereto agrees to use reasonable efforts to adjust the Agreement in order to comply with any such new requirements.

(v)            By the signing of this Agreement, each party certifies that it has a written, comprehensive information security program that is in compliance with federal and state laws that are applicable to its respective organization and the types of Confidential Information it receives.

(b)            The Asset Representations Reviewer represents and warrants that it has, and will continue to have, adequate administrative, technical, and physical safeguards designed to (i) protect the security, confidentiality and integrity of Non-Public Personal Information, (ii) ensure against anticipated threats or hazards to the security or integrity of Non-Public Personal Information, (iii) protect against unauthorized access to or use of Non-Public Personal Information and (iv) otherwise comply with its obligations under this Agreement.  These safeguards include a written data security plan, employee training, information access controls, restricted disclosures, systems protections (e.g., intrusion protection, data storage protection and data transmission protection) and physical security measures.

(c)            The Asset Representations Reviewer will promptly notify Servicer in the event it becomes aware of any unauthorized or suspected acquisition of data or Confidential Information that compromises the security, confidentiality or integrity of Servicer’s Confidential Information, whether internal or external.  The Asset Representations Reviewer will use commercially reasonable efforts to take remedial action to resolve such breach and provide the Servicer with such further information and assistance as may be reasonably requested.

(d)            The Asset Representations Reviewer will cooperate with and provide information to the Issuer and the Servicer regarding the Asset Representations Reviewer’s compliance with this Section 4.9.  The Asset Representations Reviewer, the Issuer and the Servicer agree to modify Section 4.8 and this Section 4.9 as necessary for any party to comply with applicable law.

ARTICLE V
RESIGNATION AND REMOVAL

Section 5.1.  Resignation and Removal of Asset Representations Reviewer.

(a)            Resignation of Asset Representations Reviewer.  The Asset Representations Reviewer may not resign as Asset Representations Reviewer, except:

(i)            upon determination that (A) the performance of its obligations under this Agreement is no longer permitted under applicable law and (B) there is no reasonable action that it could take to make the performance of its obligations under this Agreement permitted under applicable law;

(ii)            if the Asset Representations Reviewer ceases to be an Eligible Asset Representations Reviewer.

(iii)            with the consent of the Issuer.

The Asset Representations Reviewer will give the Issuer and the Servicer sixty (60) days’ prior notice of its resignation.  Any determination permitting the resignation of the Asset Representations Reviewer under subsection (i) above must be evidenced by an Opinion of Counsel of the Asset Representations Reviewer delivered to the Issuer, the Servicer, the Owner Trustee and the Indenture Trustee.  No resignation of the Asset Representations Reviewer will become effective until a successor Asset Representations Reviewer is in place.

(b)            Removal of Asset Representations Reviewer.  The Issuer (i) may remove the Asset Representations Reviewer and terminate all of its rights and obligations (other than as provided in Section 4.5) under this Agreement (A) upon a breach of any of the representations, warranties, covenants or obligations of the Asset Representations Reviewer contained in this Agreement, (B) upon determination that (x) the performance of its obligations under this Agreement is no longer permitted under applicable law and (y) there is no reasonable action that it could take to make the performance of its obligations under this Agreement permitted under applicable law or (C) upon the occurrence of an Insolvency Event with respect to the Asset Representations Reviewer and (ii) must remove the Asset Representations Reviewer and terminate all of its rights and obligations (other than as provided in Section 4.5) under this Agreement if the Asset Representations Reviewer ceases to be an Eligible Asset Representations Reviewer, in each case, by notifying the Asset Representations Reviewer, the Indenture Trustee and the Servicer of the removal.

(c)            Effectiveness of Resignation or Removal.  No removal of the Asset Representations Reviewer will become effective until a successor Asset Representations Reviewer is in place.  The predecessor Asset Representations Reviewer will continue to perform its obligations under this agreement until a successor asset Representations Reviewer is in place.

Section 5.2.  Engagement of Successor.

(a)            Successor Asset Representations Reviewer.  Following the resignation or removal of the Asset Representations Reviewer under Section 5.1, the Issuer will engage as the successor Asset Representations Reviewer a Person that is an Eligible Asset Representations Reviewer.  The successor Asset Representations Reviewer will accept its engagement or appointment by executing and delivering to the Issuer and the Servicer an agreement to assume the Asset Representations Reviewer’s obligations under this Agreement or entering into a new Asset Representations Review Agreement with the Issuer that is on substantially the same terms as this Agreement.

(b)            Transition and Expenses.  The predecessor Asset Representations Reviewer will cooperate with the successor Asset Representations Reviewer engaged by the Issuer in effecting the transition of the Asset Representations Reviewer’s obligations and rights under this Agreement.  The predecessor Asset Representations Reviewer will pay the reasonable expenses of the successor Asset Representations Reviewer in transitioning the Asset Representations Reviewer’s obligations under this Agreement and preparing the successor Asset Representations Reviewer to take on the obligations on receipt of an invoice with reasonable detail of the expenses from the successor Asset Representations Reviewer.  To the extent expenses incurred by the Asset Representations Reviewer in connection with the replacement of the Asset Representations Reviewer are not paid by the Asset Representations Reviewer that is being replaced, the Issuer will pay such expenses in accordance with the priority of payments set forth in Section 5.7(a) of the Sale and Servicing Agreement, Section 5.6(a) of the Indenture or Section 5.6(b) of the Indenture, as applicable.

Section 5.3.  Merger, Consolidation or Succession.  Any Person (a) into which the Asset Representations Reviewer is merged or consolidated, (b) resulting from any merger or consolidation to which the Asset Representations Reviewer is a party, (c) which acquires substantially all of the assets of the Asset Representations Reviewer, or (d) succeeding to the business of the Asset Representations Reviewer, which Person is an Eligible Asset Representations Reviewer, will be the successor to the Asset Representations Reviewer under this Agreement.  Such Person will execute and deliver to the Issuer and the Servicer an agreement to assume the Asset Representations Reviewer’s obligations under this Agreement (unless the assumption happens by operation of law).  No such transaction will be deemed to release the Asset Representations Reviewer from its obligations under this Agreement.

ARTICLE VI
OTHER AGREEMENTS

Section 6.1.  Independence of Asset Representations Reviewer.  The Asset Representations Reviewer will be an independent contractor and will not be subject to the supervision of the Issuer or the Owner Trustee for the manner in which it accomplishes the performance of its obligations under this Agreement.  Unless expressly authorized by the Issuer, the Asset Representations Reviewer will have no authority to act for or represent the Issuer or the Owner Trustee and will not be considered an agent of the Issuer, the Holding Trust or the Owner Trustee.  Nothing in this Agreement will make the Asset Representations Reviewer and any of the Issuer, the Holding Trust or the Owner Trustee members of any partnership, joint venture or other separate entity or impose any liability as such on any of them.

Section 6.2.  No Petition.  Each of the Servicer and the Asset Representations Reviewer, by entering into this Agreement, and the Owner Trustee and the Indenture Trustee, by accepting the benefits of this Agreement, agrees that, before the date that is one year and one day (or, if longer, any applicable preference period) after payment in full of (a) all securities issued by the Seller or by a trust for which the Seller was a depositor and (b) the Notes, it will not start or pursue against, or join any other Person in starting or pursuing against, the Seller, the Issuer or the Holding Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy or similar law.  This Section 6.2 will survive the termination of this Agreement.

Section 6.3.  Limitation of Liability of Owner Trustee.  It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, covenants, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, covenants, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Wilmington Trust Company has made no investigation as to the accuracy or completeness of any representations or warranties made by the Issuer or any other Person in this Agreement and (e) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, duty (including fiduciary duty, if any), representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents.

Section 6.4.  Termination of Agreement.  This Agreement will terminate, except for the obligations under Section 4.5, on the earlier of (a) the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture and (b) the termination of the Issuer or the Holding Trust.

ARTICLE VII
MISCELLANEOUS PROVISIONS

Section 7.1.  Amendments.

(a)            This Agreement may be amended by the Asset Representations Reviewer, the Issuer and the Servicer, without the consent of the Indenture Trustee, the Owner Trustee, or any of the Certificateholders or the Noteholders (i) to cure any ambiguity or to conform this Agreement to the Prospectus; provided, however, that the Owner Trustee and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel described in Section 7.1(e) in connection with any such amendment or (ii) to correct or supplement any provisions in this Agreement, to comply with any changes in the Code or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Certificateholder or Noteholder.

(b)            This Agreement may also be amended from time to time by the Asset Representations Reviewer, the Issuer and the Servicer, and with the consent of the Indenture Trustee and the Noteholders evidencing not less than a majority of the outstanding principal amount of the Notes, in accordance with the Sale and Servicing Agreement, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of Certificateholders or Noteholders; provided, however, to the extent not otherwise permitted by Section 7.1(a), no such amendment shall increase or reduce in any manner the amount or priority of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made on any Note or Certificate, unless the Holders of all of the outstanding Notes of each class and the Certificateholders, in each case, affected thereby have consented thereto.

(c)            Prior to the execution of any such amendment or consent, the Servicer shall have furnished written notification of the substance of such amendment or consent to each Rating Agency.

(d)            It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders or Noteholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates. The consent of a Holder of the Certificate or a Note given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Certificate or such Note and of any Certificate or any Note issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Certificate or Note.

(e)            Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement, and that all conditions precedent, if any, provided for in this Agreement have been satisfied.

Section 7.2.  Assignment; Benefit of Agreement; Third Party Beneficiaries.

(a)            Assignment.  Except as stated in Section 5.3, this Agreement may not be assigned by the Asset Representations Reviewer without the consent of the Issuer and the Servicer.

(b)            Benefit of the Agreement; Third-Party Beneficiaries.  This Agreement is for the benefit of and will be binding on the parties to this Agreement and their permitted successors and assigns.  The Owner Trustee and the Indenture Trustee, for the benefit of the Noteholders, and the Holding Trust will be third-party beneficiaries of this Agreement entitled to enforce this Agreement against the Asset Representations Reviewer and the Servicer.  No other Person will have any right or obligation under this Agreement.

Section 7.3.  Notices.

(a)            Delivery of Notices.  All notices, requests, demands, consents, waivers or other communications to or from the parties to this Agreement must be in writing and will be considered given:

(i)            on delivery or, for a letter mailed by registered first class mail, postage prepaid, three (3) days after deposit in the mail;

(ii)            for a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient;

(iii)            for an email, when receipt is confirmed by telephone or reply email from the recipient; and

(iv)            for an electronic posting to a password-protected website to which the recipient has access, on delivery (without the requirement of confirmation of receipt) of an email to that recipient stating that the electronic posting has occurred.

(b)            Notice Addresses.  Any notice, request, demand, consent, waiver or other communication will be delivered or addressed as stated in Section 12.3(a) of the Sale and Servicing Agreement or at another address as a party may designate by notice to the other parties.

Section 7.4.  GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS AGREEMENT AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT SHALL BE, GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 7.5.  Submission to Jurisdiction.  Each of the parties hereto hereby irrevocably and unconditionally:

(a)   submits for itself and, as applicable, its property, in any legal action relating to this Agreement, the Basic Documents or any other documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b)            consents that any such action may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action in any such court or that such action was brought in an inconvenient court and agrees not to plead or claim the same; and

(c)            waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, the Basic Documents or the transactions contemplated hereby.

Section 7.6.  No Waiver; Remedies.  No party’s failure or delay in exercising any power, right or remedy under this Agreement will operate as a waiver.  No single or partial exercise of any power, right or remedy will preclude any other or further exercise of the power, right or remedy or the exercise of any other power, right or remedy.  The powers, rights and remedies under this Agreement are in addition to any powers, rights and remedies under law.

Section 7.7.  Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.8.  Headings.  The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 7.9.  Counterparts.  For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument. Each of the parties hereto further agrees that this Agreement and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Agreement or such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

EXETER AUTOMOBILE RECEIVABLES TRUST
2024-5

By:	Wilmington Trust Company, not in its individual
capacity but solely as Owner Trustee on behalf
of the Issuer

By:
Name:
Title:

EXETER FINANCE LLC,
Servicer

By:
Name:
Title:

CLAYTON FIXED INCOME SERVICES LLC,
Asset Representations Reviewer

By:
Name:
Title:

Schedule A

Representations and Warranties and Procedures to be Performed

Schedule A-1

Representation	Documents	Procedures to be Performed
1. Each Receivable (A) (A) that is a retail installment contract (i) was originated by a Dealer and purchased by Exeter from such Dealer under an existing Dealer Agreement and, if applicable, the related Dealer Assignment, and was validly sold or assigned to Exeter by such Dealer, and (ii) was originated by such Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer’s business, was originated in accordance with Exeter’s credit policies and was fully and properly executed by the parties thereto, (B) that is an auto loan agreement (i) was originated by a Direct Lender and purchased by Exeter from such Direct Lender under an existing Direct Lender Agreement with Exeter and was validly sold or assigned to Exeter by such Direct Lender and (ii) was entered into in connection with the refinancing of an existing auto loan in the ordinary course of such Direct Lender’s business, was originated in accordance with Exeter’s credit policies and was fully and properly executed by the parties thereto, (C) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security and (D) is a Receivable which provides for level monthly payments (provided that the period in the first Collection Period and the payment in the final Collection Period of the Receivable may be minimally different from the normal period and level payment) which, if made when due, shall fully amortize the Amount Financed over the original term.
Receivable File Exeter’s Policies Data tape
A(i) and B(i). Origination Entity of Each Automobile Loan Contract
i.  Verify that the Contract was originated by a Dealer or Direct Lender and purchased by Exeter.
ii.  Verify the Contract contains a valid Dealer Agreement or Direct Lender Agreement between the Dealer and Exeter.
iii.  Verify the Contract was validly assigned or sold by such Dealer or Direct Lender to Exeter.
A(ii) and B(ii). Automobile Loan Contract originated for Retail Sale or in connection with Refinancing of a Financed Vehicle
i.  Confirm that the Contract is a retail installment sale contract or auto loan agreement relating to the       sale or refinancing of a motor vehicle.
ii. Review the Contract and verify it was originated in accordance with Exeter's credit policies.
iii. Observe the Contract and confirm it was executed by the Buyer, Co-Buyer (if applicable) and the Dealer or Direct Lender, as applicable.
C. Contract contains customary and enforceable provisions
i. Review the Contract and verify it contains clauses to render the rights and remedies of the holder adequate for realization against the collateral security.
D. Original Automobile Loan Terms
i. Review the Contract and Servicer’s system to ensure that the level monthly payments, if made when due, will fully amortize the amount financed over the original term.
E. If steps A through D are confirmed, then Test Passes

Schedule A-2

Representation	Documents	Procedures to be Performed
2. Each Receivable complied at the time it was originated or made in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder.	Receivable File Retail Sale Contract
A. Confirm the following sections are present on the Contract and filled out:
i. APR
ii. Finance Charge
iii. Amount Financed
iv. Total of Payments
v. Total Sale Price
B. Confirm a Payment Schedule is present and complete
C. Confirm there is an itemization of the Amount Financed
D. Confirm the following disclosure are included in the contract
i. Prepayment disclosure
ii. Late Payment Policy including the late charge amount or calculation
iii. Insurance Requirements
E. If steps A through D are confirmed, then Test Passes

3. Each Receivable was originated in the United States.	Receivable File	Review the Contract and confirm that the Receivable was originated in the United States.
4. Each Receivable represents the genuine, legal, valid and binding payment obligation of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except (A) as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (B) as such Receivable may be modified by the application after the Cutoff Date of the Servicemembers Civil Relief Act, as amended.
	Retail Sale Contract	Observe the Contract and confirm it was signed by the Obligor.
5. No Obligor is the United States of America or any State or any agency, department, subdivision or instrumentality thereof.	Receivable File	Review the Contract and confirm that the Obligor is not reported as the United States of America or any State, agency, department or subdivision of the government.
6. At the Cutoff Date no Obligor had been identified on the records of Exeter as being the subject of a current bankruptcy proceeding.	Data tape Receivable File	Review the Data tape and to confirm that no Obligor was involved in active bankruptcy as of the Cutoff Date.

Schedule A-3

Representation	Documents	Procedures to be Performed
7. No Receivable has been satisfied, subordinated or rescinded, and the Financed Vehicle securing each such Receivable has not been released from the lien of the related Receivable in whole or in part.   No terms of any Receivable have been waived, altered or modified in any respect since its origination, except by instruments or documents identified in the Receivable File or the Servicer’s electronic records.
Receivable File Assignment Data Tape
A) Confirm the automobile loan contract has not been satisfied, subordinated or rescinded
i) Review the Contract and confirm there is no indication it was subordinated or rescinded.
ii) Confirm there is no indication the Contract was satisfied prior to the Cutoff Date.
B) Confirm there is no evidence the Financed Vehicle has been released from the lien in whole or in part as of the Cutoff Date
C) Confirm there is no indication the terms of the Contract have been waived, altered or modified since origination, except by instruments or documents identified in the Receivable File or the Servicer’s electronic records.
D) If steps (A), (B) and (C) are confirmed, then Test Passes

8. No Receivable was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under this Agreement.
	Retail Sale Contract Receivable File Servicing System	i) Confirm the Contract was completed on a contract form included in the Approved Contract Form List ii) If step i is confirmed, then Test Passes

Schedule A-4

Representation	Documents	Procedures to be Performed
9. Each Receivable created or shall create a valid, binding and enforceable first priority security interest in favor of Exeter in the Financed Vehicle.  The Lien Certificate for each Financed Vehicle shows (or, if a new or replacement Lien Certificate is being applied for with respect to such Financed Vehicle, the Lien Certificate will show) Exeter named as the original secured party under each Receivable as the holder of a first priority security interest in such Financed Vehicle.  With respect to each Receivable for which the Lien Certificate has not yet been returned from the Registrar of Titles, Exeter has applied for or received written evidence from the related Dealer or Direct Lender that such Lien Certificate showing Exeter as first lienholder has been applied for.
Receivable File
A) Confirm first priority for Exeter
i) Verify that the title application has an existing first priority security interest in favor of Exeter.
ii) Verify the lien certificate shows that Exeter has commenced procedures that will result in such lien certificate showing Exeter as the original secured party under the Receivable.
B) Confirm lien certificate is received within the allowable timeframe after the closing date
i) Verify Exeter named as the original secured party under each automobile loan contract as the holder of a first priority security interest in such financed vehicle.
ii) If the lien certificate has not yet been returned, verify Exeter has applied for or received written evidence from the related dealer or direct lender that such lien certificate showing Exeter as first lienholder has been applied for and Exeter’s security interest (assigned by Exeter to the Depositor pursuant to the Purchase Agreement) has been validly assigned by the Depositor to the Issuer pursuant to the Sale and Servicing Agreement.
iii) As of the Cutoff Date, verify that no other Liens or Claims exist affecting the Financed Vehicle that are or may be prior or equal to the Liens of the Receivable.
C) If steps (A) and (B) are confirmed, then Test Passes

Schedule A-5

Representation	Documents	Procedures to be Performed
10. The records of the Servicer do not reflect any facts which would give rise to any right of rescission, setoff, counterclaim or defense, including the defense of usury, with respect to any Receivable, or the same being asserted or threatened with respect to such Receivable.
Receivable File Dealer Agreement or Direct Lender Agreement, as applicable
A) Confirm the Receivable Files and documents do NOT have any indication that it is subject to rescission, setoff, counterclaim, or defense that could cause the Receivable to become invalid.
i) Confirm there is no indication of non-routine litigation or attorney involvement in the Receivable File or servicing system.
B) If step A is confirmed, then Test Passes

11. The records of the Servicer did not disclose that any default, breach, violation or event permitting acceleration under the terms of any Receivable existed as of the Cutoff Date (other than payment delinquencies of not more than 30 days) or that any condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable (other than payment delinquencies of not more than 30 days), and the Seller has not waived any of the foregoing.
Receivable File Date Tape
A) Confirm that no default status existed or was pending on the Contract as of the Cutoff Date.
i) Verify the loan did not have a default, breach, violation or event permitting acceleration under the terms of the Contract.
ii) Verify that no conditions existed that would permit acceleration of notice that was provided.
iii) If a condition did exist as specified in part ii, verify that the Receivable had a waiver preventing acceleration from one of the aforementioned reasons.
B) If step A is confirmed, then Test Passes

12. At the time of an origination of a Receivable by a Dealer or Direct Lender, each Financed Vehicle is required to be covered by a comprehensive and collision insurance policy insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage.  No Financed Vehicle is insured under a policy of Force-Placed Insurance on the Cutoff Date.
Receivable File Evidence of Insurance in the form of: i. Declaration/Binder Page; ii. Insurance Card; or iii. Agreement to Provide Insurance with Direct Verification is Active
A) Insurance Coverage
i.  Verify at the origination of the automobile loan contract each Financed Vehicle is covered by a comprehensive and collision insurance policy insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage.
ii. Verify that no Financed Vehicle is insured under a policy of force-placed insurance on the Cutoff Date.
B) If parts (A)(i) and (ii) are confirmed, then Test Passes

Schedule A-6

Representation	Documents	Procedures to be Performed
13(A). Each Receivable had a remaining maturity, as of the Cutoff Date, of not less than 3 months and not more than 78 months.	Data Tape Receivable File	Review the Data Tape and confirm that the remaining maturity date is within the allowable timeframe from the Cutoff Date.
13(B). Each Receivable had an original maturity, as of the Cutoff Date, of not less than 36 months and not more than 78 months.	Data Tape Receivable File	Review the Data Tape and confirm that the original maturity date is within the allowable timeframe from the Cutoff Date.
13(C). Each Receivable had a remaining Principal Balance, as of the Cutoff Date, of at least $450 and not more than $60,000.	Data Tape Receivable File	Review the Data Tape and confirm that the remaining principal balance is within the allowable balance.
13(D). No Receivable was more than 30 days past due as of the Cutoff Date.	Data Tape	Review the Data Tape and confirm that the next payment due date was not more than 30 days from the Cutoff Date.
13(E). Each Receivable is denominated in, and each Contract provides for payment in, United States dollars.	Retail Sale Contract	Review the Contract and confirm that the payment schedule details are reported in US dollars.
13(F). Each Receivable had an APR of at least 6.00%.	Retail Sale Contract	i) Confirm the Contract has an APR of at least 6.00% ii) If step i is confirmed, then Test Passes
14. Each Contract provides for the calculation of interest payable thereunder under the “simple interest” method.	Retail Sale Contract	Review the Contract and confirm that it is a simple interest Contract.
15. Each Receivable allows for prepayment and partial prepayments without penalty and requires that a prepayment by the related Obligor will fully pay the principal balance and accrued interest through the date of prepayment based on the Receivable’s Annual Percentage Rate.
Retail Sale Contract
A) Confirm that no prepayment or partial prepayment penalty exists in the Contract.
B) Confirm the Contract contains language requiring the Obligor to pay the entire Principal Balance and all accrued but unpaid interest through the date of repayment in the event the Receivable is prepaid.

16. Each Receivable constitutes “tangible chattel paper” or “electronic chattel paper” within the meaning of the UCC as in effect in the States of New York and Delaware.	Retail Sale Contract Title Documents
i) Confirm the Contract form number is on the Approved Contract Form List
ii) Confirm the Amount Financed as reported on the Contract is greater than zero
iii) Confirm there is documentation of a lien against the Financed Vehicle
iv) If steps (i) through (iii) are confirmed, then Test Passes

Schedule A-7

Representation	Documents	Procedures to be Performed
17. There is only one original executed copy (or with respect to “electronic chattel paper”, one authoritative copy) of each Contract.  With respect to Contracts that are “electronic chattel paper”, each authoritative copy (a) is unique, identifiable and unalterable (other than with the participation of the Custodian in the case of an addition or amendment of an identified assignee and other than a revision that is readily identifiable as an authorized or unauthorized revision) and (b) has been communicated to and is maintained by or on behalf of the Custodian, solely for the benefit of the Indenture Trustee.

Retail Sale Contract
i) Confirm there is a final version of the Contract available for review
ii) Confirm the Contract was signed by the buyer(s) and the Dealer or Direct Lender, as applicable
iii) If steps (i) and (ii) are confirmed, then Test Passes

18. Immediately prior to the conveyance of the Receivables, Exeter or the Depositor, as applicable, was the sole owner of such Receivable and had good title thereto, free of any Liens not permitted by the Basic Documents.

Title Documents
i) Confirm the title documents show Exeter or another Approved Party as the first lienholder
ii) Review the servicing system and confirm the Pool ID in the system matches the Pool ID for the transaction related to the deal
iii) If steps (i) and (ii) are confirmed, then Test Passes

Schedule A-8